UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2016

IMMUNE PHARMACEUTICALS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36602	52-1841431
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

430 East 29th Street, Suite 940, New York, NY	10016
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (646) 440-9310

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Amendment to Securities Purchase Agreement

On December 16, 2016, Immune Pharmaceuticals Inc. (the “Company”) entered into Amendment No. 1 to the Securities Purchase Agreement (the “SPA Amendment”) with CrystalClear Group, Inc. (the “Investor”), effective as of December 14, 2016 as indicated on the SPA Amendment. The SPA Amendment amends that certain Securities Purchase Agreement between the Company and the Investor, dated June 30, 2016 (the “Securities Purchase Agreement”). As disclosed in the Company’s quarterly report on Form 10-Q for the quarterly period ending June 30, 2016, filed with the Securities and Exchange Commission (the “SEC”) on August 15, 2016, the Company entered into two securities purchase agreements with two accredited investors to sell 966,666 shares of the Company’s common stock at a price of $0.36 per share. The Company sold 555,555 shares to the Investor pursuant to the Securities Purchase Agreement.

The SPA Amendment amends the Securities Purchase Agreement to adjust the per share purchase price paid by the Investor to $0.425 per share. Pursuant to the SPA Amendment, the Investor will return 84,967 shares to the Company.

In consideration of the entering into of the SPA Amendment by the Investor, the Company has agreed to issue to the Investor a five year warrant to purchase an aggregate of 185,185 shares at an exercise price of $0.50 per share, which Warrant shall not be exercisable until six months after the date of issuance (the “Warrant”).

Amendment to Convertible Note

On December 16, 2016, the Company entered into Amendment No. 1 to the Convertible Note (the “Note Amendment”) with HLHW IV, LLC (“HLHW”), effective as of December 5, 2016 as indicated on the Note Amendment. The Note Amendment amends that certain Convertible Note between the Company and HLHW, dated November 17, 2016 (the “Convertible Note”). As disclosed in the Company’s current report on Form 8-K, filed with the SEC on November 22, 2016, the Convertible Note is to be convertible into shares of the Company’s common stock at any time from the date of issuance, at a conversion price (the “Conversion Price”) equal to eighty percent (80%) of the lowest intraday bid price on the date of conversion (“Conversion Date”); provided the lowest intraday bid price on such Conversion Date is above the Market Price (as such term is defined in the Convertible Note). In the event on the Conversion Date, the lowest intraday bid price is less than the Market Price, then in that instance, the Conversion Price on that Conversion Date will be equal to the lowest intraday bid price.

The Note Amendment amends the Convertible Note to provide that in no circumstance shall the Conversion Price be lower than $0.10 per share (the “Floor Price”). The Convertible Note also calls for certain adjustments to the Conversion Price upon the issuance or sale by the Company of other securities at a consideration per share less than a price equal to the Conversion Price in effect immediately prior to such issuance or sale. The Note Amendment provides that in no circumstance will the Conversion Price be adjusted to be lower than the Floor Price.

The foregoing descriptions of the material terms of the Securities Purchase Agreement, SPA Amendment Warrant and Note Amendment do not purport to be complete descriptions of the rights and obligations of the parties thereunder and are qualified in their entirety by reference to the full text of such agreements, which will be filed as exhibits to the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2016.

The foregoing description of the material terms of the Convertible Note does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to the full text of such Convertible Note, which was filed as exhibit 10.2 to the Company’s current report on Form 8-K filed with the SEC on November 22, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMMUNE PHARMACEUTICALS INC.

Date: December 22, 2016	By:	/s/ Daniel G. Teper
	Name:	Daniel G. Teper
	Title:	Chief Executive Officer

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